UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2019

GRAPHENE & SOLAR TECHNOLOGIES LIMITED
(Exact name of registrant as specified in its charter)

Colorado	333-174194	27-2888719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 Camden Dr., Suite 600 Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 887-1477

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of Each Class	Trading Symbol	Name of Each Exchange on which registered
Common Stock	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Effective September 16, 2019, Frank Herrera resigned as the Company’s Chief Financial Officer. The Company is actively searching for a replacement for Mr. Herrera.

(c) Effective September 19, 2019, Nils Ollquist was appointed as the Company’s Chief Executive Officer replacing Roger May who continues to act as Executive Chairman. Pursuant to a Business Consulting Agreement, Mr. Ollquist will receive an annual salary of Australian $150,000 to be accrued monthly with an initial pay of Australian $10,000 to be paid on execution of the Agreement and 10,000,000 shares of the Company’s Common Stock. The Agreement is for an initial term of twelve months. The summary of the Business Consulting Agreement is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.1.

Mr. Ollquist has over 30 years’ experience in finance, international investment banking and as a senior public servant. He graduated with degrees in Economics and Law from the Australian National University and spent 5 years in the Australian Federal Treasury in Canberra, Australia. His roles in Treasury included Research Officer in the Capital Markets Group; Senior Finance Officer in the Loan Council Secretariat, where he was involved in the Australian Federal/State Government allocation of revenue and grants for infrastructure and general funding purposes; Senior Executive Assistant to the Department Head and with the office of the then Federal Treasurer John Howard (a subsequent Australian Prime Minister). Mr. Ollquist extensive banking career included Barclays Bank (Sydney); the Australian merchant banking subsidiary of Amro Bank of the Netherlands where he served as Senior Manager Corporate Finance, Amro Banks’ project finance department in Amsterdam, Security Pacific Bank of California ( Corporate Finance in Sydney and Los Angeles servicing US operations of Australasian multinational companies); Security Pacific Merchant Bank (New York- Head of Corporate Finance for the amalgamation of the corporate finance operations of brokers Macintosh Hampson of Melbourne, Hoare Govett of London and Burns Fry of Canada); and Bank of America (San Francisco- Head of Asian Corporate Finance & Hong Kong- Head of Mergers & Acquisitions for Asia). Mr. Ollquist established an investment banking firm, Orient Financial Services, licensed by the Hong Kong Securities & Futures Commission (SFC). Orient Financial and its associate OFS Capital Group concentrated in corporate finance and advisory including fund raising and listing assignments in both Australia and the US for Asian based companies and has completed over 25 listing transactions and raised over $100 million for its clients in recent years. Mr. Ollquist is skilled in the field of risk management and has been active in direct investment in Asia, including privatization, listing and divesting companies in China, India, Indonesia and Singapore.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

There is filed as part of this report the following exhibit.

Exhibit No.	Description
10.1	Business Consulting Agreement dated as of September 19, 2019 between the Company and Nils Ollquist.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2019	Graphene & Solar Technologies Limited
R

	By:	/s/ ROGER MAY
	Name:	Roger May
	Title:	Executive Chairman

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